File No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

UFP INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-1465835 (I.R.S. Employer Identification No.)

2801 East Beltline, N.E.

Grand Rapids, Michigan 49525

(Address of Principal Executive Offices Including Zip Code)

UFP Industries, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

David Tutas

UFP Industries, Inc.

2801 East Beltline, N.E.

Grand Rapids, Michigan 49525

(Name and address of agent for service)

(616) 364-6161

(Telephone number, including area code, of agent for service)

Copies of Communications to:

Michael G. Wooldridge

Varnum LLP

333 Bridge Street, N.W., P.O. Box 352

Grand Rapids, Michigan 49501-0352

(616) 336-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock	300,000	$84.60	$25,380,000	$2,768.96

(1)

Represents an additional 300,000 shares of Common Stock authorized for issuance under the UFP Industries, Inc. Employee Stock Purchase Plan (the “Plan”) pursuant to the amendment to the Plan approved by the Registrant’s shareholders on April 18, 2018. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments.

(2)

For the purpose of computing the registration fee only, the price shown is based upon the price of $84.60 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the NASDAQ Global Select Market on April 30, 2021, in accordance with Rule 457(c) and (h)(1).

(3)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 was filed on April 21, 2008, covering 200,000 shares of common stock reserved for issuance pursuant to the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8, File No. 333-150345, filed by the Registrant on April 21, 2008, are incorporated in this Registration Statement by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 300,000 shares of the Registrant’s common stock (the “Common Stock”), which may be issued pursuant to the Registrant’s Employee Stock Purchase Plan (the “Plan”) pursuant to an amendment to the Plan approved by the shareholders of the Registrant on April 18, 2018.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

The contents of the Registration Statement on Form S-8, File No. 333-150345, previously filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2008, by UFP Industries, Inc. (formerly known as Universal Forest Products, Inc.) (the “Company” or the “Registrant”), are hereby incorporated herein by reference. In addition, the following new documents filed with the Commission by the Company are incorporated by reference:

(a)	The Company’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;
(b)	All other reports or documents filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K reference to in (a) above; and
(c)	The description of the Company’s Common Stock is contained in the Company’s Registration Statement filed pursuant to Section 12 of the Exchange Act and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit #	Description

Exhibit 5	Opinion of Varnum LLP with respect to the legality of the securities being registered

Exhibit 23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Varnum LLP (included with the opinion filed as Exhibit 5)

Exhibit 24	Power of Attorney (included in the signature page hereto)

Exhibit 99	UFP Industries, Inc. Employee Stock Purchase Plan (as in effect on the date of this Registration Statement)

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 6th day of May, 2021.

Dated: May 6, 2021	UFP Industries, Inc.
(Registrant)

/s/ Michael R. Cole
	By:	Michael R. Cole
	Its:	Chief Financial Officer & Treasurer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew J. Missad and Michael R. Cole, and each of them, as attorney-in-fact and agent, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any such substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Matthew J. Missad	Director and Chief Executive Officer (Principal Executive Officer)	April 21, 2021
Matthew J. Missad

/s/ Michael R. Cole	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	April 21, 2021
Michael R. Cole

/s/ William G. Currie	Director	April 21, 2021
William G. Currie

/s/ Joan A. Budden	Director	April 21, 2021
Joan A. Budden

/s/ Mary E. Tuuk	Director	April 21, 2021
Mary E. Tuuk

/s/ Michael G. Wooldridge	Director	April 21, 2021
Michael G. Wooldridge

/s/ Benjamin J. McLean	Director	April 21, 2021
Benjamin J. McLean

/s/ Bruce A. Merino	Director	April 21, 2021
Bruce A. Merino

Director
Thomas W. Rhodes

/s/ Brian C. Walker	Director	April 21, 2021
Brian C. Walker